   As filed with the Securities and Exchange Commission on January 20, 1999.
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         SIMIONE CENTRAL HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                     22-3209241
(State or Other Jurisdiction of         (I.R.S. Employer Identification Number)
Incorporation or Organization)

                             6600 POWERS FERRY ROAD
                             ATLANTA, GEORGIA 30339
               (Address of Principal Executive Offices) (Zip Code)

                         SIMIONE CENTRAL HOLDINGS, INC.
                       OMNIBUS EQUITY-BASED INCENTIVE PLAN
                            (Full Title of the Plan)


                               REID HOROVITZ, ESQ.
                                 GENERAL COUNSEL
                         SIMIONE CENTRAL HOLDINGS, INC.
                             6600 POWERS FERRY ROAD
                             ATLANTA, GEORGIA 30339
                     (Name and Address of Agent for Service)

                                 (770) 644-6700
          (Telephone Number, Including Area Code, of Agent for Service)

                          COPIES OF COMMUNICATIONS TO:

        REID HOROVITZ, ESQ.                       LINZY O. SCOTT, III, ESQ.
          GENERAL COUNSEL                         THOMAS P. L'HELIAS, ESQ.
  SIMIONE CENTRAL HOLDINGS, INC.          POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
      6600 POWERS FERRY ROAD                        SIXTEENTH FLOOR
      ATLANTA, GEORGIA  30339                   191 PEACHTREE STREET, N.E.
                                                  ATLANTA, GEORGIA  30303

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                          Proposed Maximum   Proposed Maximum
              Title of Securities         Amount to Be     Offering Price   Aggregate Offering     Amount of
              To Be Registered(1)            Registered     Per Share(3)         Price(3)      Registration Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share     1,000,000(2)      $1.875             $1,875,000          $522
------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Simione Central Holdings, Inc. Omnibus Equity-based Incentive Plan (the "Plan").
(2) Representing additional shares to be issued by Simione Central Holdings, Inc. (the "Registrant") in connection with the Plan.
(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act").

As required by the General Instruction to Item E for the use of the Form S-8 Registration Statement under the Securities Act ("Form S-8"), this registration of additional shares under the Plan incorporates by reference the contents of the original filing on Form S-8 of the Plan (File No. 333-51869).

ITEM 8. EXHIBITS.

     THE FOLLOWING ITEMS ARE FILED AS EXHIBITS TO THIS REGISTRATION STATEMENT:


         5.1        Opinion of Powell, Goldstein, Frazer & Murphy LLP.

         23.1       Consent of Ernst & Young LLP.

         24.1 Power of Attorney (included in the signature page of this Registration Statement).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Atlanta, State of Georgia, on this 20th day of January, 1999.

                               SIMIONE CENTRAL HOLDINGS, INC.



                               By:  /s/ Barrett C. O'Donnell
                                   -----------------------------------------
                                   Barrett C. O'Donnell
                                   Chairman of the Board and Chief Executive
                                   Officer





                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barrett C. O'Donnell, Lori Nadler Siegel and Reid Horovitz, Esq. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                              Title                            Date
          ---------                              -----                            ----



/s/ Barrett C. O'Donnell            Chairman of the Board and             January 20, 1999
---------------------------         Chief Executive Officer
Barrett C. O'Donnell                (principal executive officer)

                                    Chief Financial Officer               January 20, 1999
/s/ Lori Nadler Siegel              and Treasurer
---------------------------         (principal financial and
Lori Nadler Siegel                  accounting officer)


/s/ Gary M. Bremer                  Director                              January 20, 1999
---------------------------
Gary M. Bremer


/s/ William J. Simione, Jr.         Vice Chairman of the Board            January 20, 1999
---------------------------         and Executive Vice President
William J. Simione, Jr.


/s/ Murali Anantharaman             Director                              January 20, 1999
---------------------------
Murali Anantharaman


/s/ James A. Gilbert                Director                              January 20, 1999
---------------------------
James A. Gilbert

                                  EXHIBIT INDEX

    Exhibit No.              Description
    -----------              -----------
       5.1          Opinion of Powell, Goldstein, Frazer & Murphy LLP.

       23.1         Consent of Ernst & Young LLP.

       24.1 Power of Attorney (included in the signature page of this Registration Statement).